                                                                    EXHIBIT 10.3

                                 LEASE AGREEMENT

                             BASIC LEASE INFORMATION


Date:                                 November 11, 1997

                                      Landlord: OMB Development I, L.L.C., an
                                      Arizona limited liability company

Tenant:                               Radyne Corp., a New York corporation

Premises (Section 1.1):               The building to be constructed on the
                                      property by Landlord pursuant to this
                                      Lease, containing approximately 75,000
                                      square feet (more or less) of building
                                      area

Property (Section 1.1):               Lots 1 and 2 of Southbank 7 and 8 as shown
                                      in Exhibit "A", containing approximately
                                      208,000 square feet (more or less),
                                      located in Phoenix, Arizona

Parking Spaces (Section 1.1):         Two hundred ninety-five (295) exclusive
                                      spaces for cars

Term (Section 2.1):                   Ten (10) years

Extension Terms (Section 2.4):        Two (2) five (5) year renewal options

Commencement Date (Section 2.1):      As defined in Section 2.1

Expiration Date (Section 2.1):        As defined in Section 2.1

Base Rent (Section 4.1 (a)):          $538,728 per year ($44,894 per month), as
                                      increased annually pursuant to Section 4.2

Tenant Improvement Charge             As defined in Section 2.2

(Section 2.2):

Tenant's Percentage Share

(Section 4.1(b)):                     100%

Security Deposit (Section 2.1):       $50,000.00

Rent Payment Address (Section 4.7):   8607 N. Timberlane Drive
                                      Scottsdale, Arizona 85258

Permitted Use of the Premises         Design, engineering and assembly of
                                      satellite (Section 5.1): modems, frequency converters and ancillary products and related office uses

Liability Insurance  (Section 9.3
and 9.8):                             $2,000,000

Landlord's Address (Section 18.1):    8607 N. Timberlane Drive
                                      Scottsdale, Arizona 85258

Tenant's Address (Section 18.1):      Radyne Corp., at the address of the
                                      Premises.

Real Estate Brokers (Section 19.5):   CB Commercial Real Estate

Exhibit "A" - Plan (s) Outlining the Premises and the Property

Exhibit "B" - Work Letter

Exhibit "C" - Memorandum Confirming Term

Exhibit "D" - Subordination, Non-Disturbance and Attornment Agreement

Exhibit "E" - Estoppel Certificate

         The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Basic Lease Information shall control.

OMB DEVELOPMENT I, L.L.C,                                RADYNE CORP.,

an Arizona limited liability company                     a New York corporation

By:  /s/ Harold H. Benware                               By: /s/ R.C. Fitting
    -------------------------                                ------------------
Its: Manager                                             Its: President

                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE

    ARTICLE 1     Premises...................................................1

          1.1     Lease of Premises..........................................1

    ARTICLE 2     Term.......................................................1

          2.1     Term of Lease..............................................1

          2.2     Landlord's Work............................................2

          2.3     Adjustment of Commencement Date............................2

          2.4     Extension Option...........................................2

          2.5     Holding Over...............................................3

          2.6     Lease Year.................................................3

    ARTICLE 3     Security Deposit...........................................3

          3.1     Security Deposit...........................................3

          3.2     Application of Security Deposit............................3

    ARTICLE 4     Rent.......................................................4

          4.1     Base Rent and Additional Rent..............................4

          4.2     Base Rent Increase.........................................4

          4.3     Late Payment...............................................4

          4.4     Taxes Payable by Tenant....................................5

          4.5     Rent Payable Address.......................................5

    ARTICLE 5     Use of Premises............................................6

          5.1     Permitted Use..............................................6

          5.2     Rules and Regulations......................................6

    ARTICLE 6     Utilities and Services ....................................6

          6.1     Tenant's Responsibilities..................................6

          6.2     Abatement of Rent When Tenant Is Prevented
                  From Using Premises........................................7

    ARTICLE 7     Maintenance and Repairs....................................8

          7.1     Quality of Construction - Standard for
                  Maintenance, Repairs and Operations........................8

          7.2     Obligations of Landlord....................................8

          7.3     Obligations of Tenant......................................9

ARTICLE                                                                   PAGE

    ARTICLE 8     Alterations by Tenant......................................10

          8.1     No Alterations by Tenant...................................10

          8.2     Landlord's Property........................................11

    ARTICLE 9     Indemnification and Insurance..............................12

          9.1     Landlord's Indemnification.................................12

          9.2     Tenant's Indemnification...................................12

          9.3     Tenant's Liability Insurance...............................12

          9.4     Worker's Compensation Insurance............................13

          9.5     Property Insurance.........................................13

          9.6     General Requirements.......................................13

          9.7     Waiver of Subrogation......................................14

          9.8     Landlord's Liability Insurance.............................14

          9.9     Exculpation of Members.....................................14

   ARTICLE 10     Property Taxes.............................................15

         10.1     Property Taxes.............................................15

   ARTICLE 11     Compliance With Legal Requirements.........................16

         11.1     Comply With Law............................................16

   ARTICLE 12     Assignment or Sublease.....................................16

         12.1     Prohibition................................................16

         12.2     Landlord's Consent or Termination..........................17

         12.3     Completion.................................................17

         12.4     Tenant Not Released........................................17

   ARTICLE 13     Entry by Landlord..........................................18

         13.1     Entry......................................................18

   ARTICLE 14     Event of Default and Remedies..............................18

         14.1     Default by Tenant..........................................18

         14.2     Termination................................................19

         14.3     Continuation...............................................20

         14.4     Remedies Cumulative........................................20

         14.5     Tenant's Primary Duty......................................20

         14.6     Abandoned Property.........................................20

         14.7     Landlord Default...........................................21

ARTICLE                                                                   PAGE

   ARTICLE 15     Damage or Destruction......................................21

         15.1     Restoration................................................21

         15.2     Termination of Lease.......................................21

   ARTICLE 16     Eminent Domain.............................................22

         16.1     Condemnation...............................................22

         16.2     Award......................................................22

         16.3     Definition of Taking.......................................23

   ARTICLE 17     Subordination and Sale.....................................23

         17.1     Subordination..............................................23

         17.2     Sale of Property...........................................24

   ARTICLE 18     Estoppel Certificate.......................................24

         18.1     Required Certificate.......................................24

   ARTICLE 19     Notices....................................................25

         19.1     Method.....................................................25

   ARTICLE 20     Miscellaneous..............................................25

         20.1     General....................................................25

         20.2     No Waiver..................................................25

         20.3     Attorney's Fees............................................26

         20.4     Exhibits...................................................26

         20.5     Brokers....................................................26

         20.6     Entire Agreement...........................................26

         20.7     Duty to Act Reasonably.....................................26

         20.8     Days.......................................................27

         20.9     Counter Parts..............................................27

        20.10     Arbitration................................................27

   ARTICLE 21     Hazardous Materials........................................27

         21.1     Definition of Hazardous Materials..........................27

         21.2     Definition of Environmental Requirements...................27

         21.3     Prohibited Activities......................................28

         21.4     Notice of Violations.......................................28

         21.5     Tenant Indemnification.....................................28

         21.6     Landlord Indemnification...................................29

ARTICLE                                                                   PAGE

         21.7     Permitted Activities.......................................29

   ARTICLE 22     Fair Market Rental Rate....................................29

         22.1     Determination of Fair Market Rental Rate...................29

   ARTICLE 23     Guaranty...................................................32

         23.1     Guaranty...................................................32

         23.2     Authorization..............................................33

         23.3     Waiver.....................................................33

Exhibit A - Plan (s) Outlining the Property

Exhibit B - Work Letter

Exhibit C - Memorandum Confirming Term

Exhibit D - Subordination, Non-Disturbance and Attornment Agreement

Exhibit E - Estoppel Certificate

                                 LEASE AGREEMENT

       THIS LEASE AGREEMENT is made as of November 11, 1997, by and between OMB DEVELOPMENT I, L.L.C., an Arizona limited liability company ("Landlord") and RADYNE CORP., a New York corporation ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                                    PREMISES

          1.1 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space in the building specified in the BASIC LEASE INFORMATION ("Premises"), on the real property specified in the BASIC LEASE INFORMATION ("Property"), as shown on the plan (s) attached hereto as Exhibit "A" and by this reference incorporated herein. The Premises shall have located thereon two hundred ninety-five (295) exclusive parking spaces for cars. Landlord and Tenant agree that, for purposes of this Lease, the Premises and the Property, respectively, each contains the number of square feet specified in the BASIC LEASE INFORMATION, absent manifest error. Tenant shall be granted access to the Premises, and the parking area twenty-four (24) hours per day, seven (7) days per week, every day of the year.

                                    ARTICLE 2

                                      TERM

          2.1 TERM OF LEASE. The term of this Lease shall be the term specified in the BASIC LEASE INFORMATION, which shall commence on the date that Landlord has (a) Substantially Completed Landlord's Work as defined in the Work Letter attached hereto as Exhibit "B" and by this reference incorporated herein ("Work Letter"); and (b) delivered possession of the Premises to Tenant ("Commencement Date"); and, unless sooner terminated as hereinafter provided, this Lease shall end on the date that is ten (10) years after the Commencement Date ("Expiration Date"). The Commencement Date and the Expiration Date shall be adjusted pursuant to Section 2.3 of this Lease. Notwithstanding the foregoing, if Landlord has not Substantially Completed Landlord's Work and delivered possession of the Premises to Tenant by June 1, 1998 ("Initial Completion Date"), Landlord shall pay to Tenant on the actual Commencement Date an amount equal to the product of (i) One Thousand Five Hundred and 00/100 Dollars ($1,500.00), multiplied by (ii) the number of days following the Initial Completion Date to the date Landlord has Substantially Completed Landlord's Work. In addition, if Landlord has not Substantially Completed Landlord's Work by the date that is twelve (12) months after the date of this Lease ("Outside Completion Date"), Tenant shall have the right to terminate this Lease. The Initial Completion Date and the Outside Completion Date shall be extended by one (1) business day for each business day of delay in the Substantial Completion of the Premises that is caused by any Force Majeure Delay or Tenant Delay (which terms are defined in the Work Letter).

          2.2 LANDLORD'S WORK. Landlord shall construct, and install in the Premises, the building and improvements to be constructed and installed by Landlord pursuant to the Work Letter. The terms Substantial Completion and Landlord's Work shall have the meanings assigned to them in the Work Letter. Landlord shall deliver possession of the Premises to Tenant on the date of Substantial Completion of Landlord's Work, and Tenant shall accept such delivery of the Premises, subject only to "punch-list" items

(minor details of construction, mechanical adjustments or decorations which do not materially interfere with the Tenant's use of the Premises). Landlord and Tenant acknowledge that the Landlord's Work includes the Tenant Improvements, which has the meaning assigned to it in the Work Letter. Landlord shall construct and install in the Premises the Tenant Improvements and shall pay the first One Million and 00/100 Dollars ($1,000,000.00) of the cost of the Tenant Improvements. In the event that the Tenant Improvements cost less than One Million and 00/100 Dollars ($1,000,000.00), Landlord shall pay to Tenant on the actual Commencement Date an amount equal to the difference between (i) One Million and 00/100 Dollars ($1,000,000.00), less (ii) the actual cost of the Tenant Improvements. In the event that the Tenant Improvements exceed the sum of One Million and 00/100 Dollars ($1,000,000.00), Tenant shall pay to Landlord as additional rent an amount equal to (i) the difference between (a) the actual cost of the Tenant Improvements and (b) One Million and 00/100 Dollars ($1,000,000.00), multiplied by (ii) .12 ("Annual Tenant Improvement Charge").

          2.3 ADJUSTMENT OF COMMENCEMENT DATE. If the Commencement Date as determined in accordance with Section 2.1 would not be the first day on the month and the Expiration Date would not be the last day of the month, then the actual Commencement Date shall be the first day of the next calendar month following the date so determined and the actual Expiration Date shall be the last day of the appropriate calendar month so the term of this Lease shall be the full term specified in the BASIC LEASE INFORMATION. The period of the fractional month between the date as determined in Section 2.1 and the actual Commencement Date as determined in this Section 2.3 shall be on and subject to all the covenants in this Lease and, on the date as determined in Section 2.1, Tenant shall pay to Landlord, as additional rent, the monthly Base Rent (based on the first month for which the Base Rent is to be paid) and all additional rent payable under Section 4.1 hereof, calculated on a per diem basis, for such period. Landlord and Tenant each shall, promptly after the actual Commencement Date and the actual Expiration Date have been determined, execute and deliver to the other a Memorandum Confirming Term in the form of Exhibit "C" attached hereto and by this reference incorporated herein that sets forth the actual Commencement Date and the actual Expiration Date for this Lease, but the term of this Lease shall commence and end in accordance with this Lease whether or not Memorandum Confirming Term is executed.

          2.4 EXTENSION OPTION. Provided Tenant is not otherwise in default under the terms of this Lease, Tenant shall have the option to renew this Lease for two (2) consecutive terms of five (5) years each, by delivering notice to Landlord of Tenant's option to extend at least nine (9) months, prior to the end of the current term of this Lease, or any extension thereof. If Tenant fails to timely deliver to Landlord notice of Tenant's option to extend, then Tenant shall have waived its option to renew, and Tenant shall have no further right to extend the term of this Lease. If Tenant exercises its right to extend, the term of this Lease shall be extended for the applicable five (5) year periods and Tenant shall continue to lease the Premises on all of the terms and conditions of this Lease, except that: (a) the Base Rent payable by Tenant during the renewal term(s) shall be the greater of (i) the Fair Market Rental Rate, as defined in Article 22 hereof; or (ii) the Base Rent in effect at the expiration of the original term of this Lease, or any extension thereof, whichever is applicable; and (b) after the renewal terms, Tenant shall have no further renewal options under this Lease. Notwithstanding the foregoing, if an Event of Default (as hereinafter defined) by Tenant occurs at any time from the date Tenant gives Landlord notice of its option to extend up to and including the first day of a renewal term, Landlord shall have the option of terminating the Lease on the Expiration Date provided in the BASIC LEASE INFORMATION. In such case, Tenant shall not be entitled to exercise its extension option.

          2.5 HOLDING OVER. If Tenant holds possession of the Premises after the expiration of the term of this Lease, or after expiration of the renewal terms of this Lease if Tenant exercises its option to renew pursuant to Section 2.4 hereof, Tenant shall become a tenant from month to month under this Lease, but the Base Rent during such month to month tenancy shall be equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease. Landlord and Tenant each shall have the right to terminate such month to month tenancy by giving thirty (30) days' written notice of termination to the other at any time. Receipt of any rent or any other act in apparent affirmance of the tenancy provided for this Section 2.5 shall not operate as a waiver of the right to terminate this Lease for breach of any terms, covenants or obligations herein on Tenant's part to be performed.

          2.6 LEASE YEAR. As used in this Lease, "Lease Year" shall mean each period of twelve (12) months from the Commencement Date (as adjusted in accordance with Section 2.3 hereof) during the term of this Lease.

                                    ARTICLE 3

                                LETTER OF CREDIT

          3.1 LETTER OF CREDIT. Tenant shall obtain and deposit with Landlord an irrevocable letter of credit in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) ("Letter of Credit"), as partial security for Tenant's full and faithful performance of each and every term, condition, covenant and provision of this Lease. The Letter of Credit shall be issued by a bank qualified to do and doing business in the state where the Premises are located and shall be in a form acceptable to Landlord. The Letter of Credit shall provide that in the event Tenant defaults in the performance of any term, condition, covenant or provision hereof, Landlord may draw upon the whole or any part of the Letter of Credit for the curing of any default or to compensate Landlord for any loss or damage that Landlord may suffer because of Tenant's default. In no event shall Tenant use such Letter of Credit as payment for rent or any other sum payable under this Lease and any attempted use by Tenant of such Letter of Credit shall constitute a material breach of this Lease.

          3.2 APPLICATION OF LETTER OF CREDIT. Any use or application of the Letter of Credit by Landlord shall be an addition to, and not substitution of or as an alternative to, any other rights or remedies Landlord may have at law or under this Lease, shall not prevent Landlord from pursuing its other rights and remedies hereunder or at law or equity, and shall not prevent Landlord from recovering damages in case of Tenant's default(s) in excess of the amount of the Letter of Credit drawn upon. In no event shall the Letter of

Credit be construed as a liquidation of the damages by the parties. If Landlord draws upon any portion of the Letter of Credit, Landlord shall notify Tenant, in writing, of the alleged default under this Lease and the amount of the Letter of Credit drawn upon by Landlord. Not later than ten (10) days after such notice to Tenant, Tenant shall obtain and deposit with Landlord a replacement Letter of Credit in an amount equal to the amount drawn by Landlord on the initial Letter of Credit, and Tenant's failure to do so shall be a material breach of this Lease.

                                    ARTICLE 4

                                      RENT

          4.1 BASE RENT AND ADDITIONAL RENT. Tenant shall pay to Landlord, without offset of deduction of any nature whatsoever except as expressly set forth in this Lease, the following amounts as rent for the Premises:

              (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly Base Rent specified in the BASIC LEASE INFORMATION, as increased annually pursuant to Section 4.2 hereof.

              (b) During the term of this Lease, Tenant shall pay to Landlord as additional rent:

                   i. Tenant's Percentage Share specified in the BASIC LEASE INFORMATION of any Property Taxes (as hereinafter defined) paid by Landlord;

                   ii. Tenant's Percentage Share specified in the BASIC LEASE INFORMATION of any Insurance Costs (as hereinafter defined) paid by Landlord; and

                   iii. Annual Tenant Improvement Charge.

              (c) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent". As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable by Tenant in accordance with this Lease.

          4.2 BASE RENT INCREASES. The annual Base Rent shall be adjusted on the first anniversary date of the Commencement Date (as adjusted pursuant to Section 2.3), and on each successive anniversary date thereof during the term of this Lease, including the renewal terms, if any (except for the first year of the renewal term, if any, in which case the Base Rent shall be adjusted in accordance with Section 2.4 hereof), to an amount equal to one hundred three percent (103%) of the annual Base Rent in effect during the immediately preceding year.

          4.3 ADDITIONAL RENT PROCEDURES. The additional rent payable by Tenant pursuant to Section 3.1(b) hereof shall be paid in accordance with the following procedures:

          (a) Within ten (10) days of receipt of its Property Tax bills and within ten (10) days of receipt of notification of its Insurance Costs, Landlord shall provide Tenant a copy of the Property Tax bills and Insurance Costs for the Property.

          (b) Tenant shall pay all Property Taxes and Insurance Costs at least ten (10) days prior to the date such Property Taxes and Insurance Costs become delinquent. Tenant shall promptly deliver to Landlord evidence that the Property Taxes and Insurance Costs have been paid. Tenant shall pay such Property Taxes and Insurance Costs commencing with the Commencement Date (as adjusted pursuant to Section 2.3) and throughout the term of the Lease and the renewal terms, if any.

          (c) If Tenant fails to timely pay all Property Taxes and Insurance Costs, or fails to furnish Landlord with written evidence of the payment of the Property Taxes and Insurance Costs, Landlord shall have the right to pay the Property Taxes and Insurance Costs and all Property Taxes and Insurance Costs paid by Landlord shall be payable by Tenant as additional rent upon demand. Tenant shall pay to Landlord, immediately upon demand, all costs incurred by Landlord as a result of Tenant's failure to timely pay all Property Taxes and Insurance Costs. If requested by any lender to whom Landlord has granted a security interest in the Property, or in the Event of Default by Tenant relative to the payment of Base Rent or any additional monthly rent more than once in any consecutive twelve (12) month period, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12) of the annual Property Taxes and Insurance Costs payable by Tenant under this Lease.

          (d) Tenant shall be entitled to any refund, credit or adjustment to which Landlord is entitled.

          (e) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Section 4.1(b) hereof applicable to the calendar year in which such term ends shall be prorated according to the ratio that the number of days during the term of this Lease in such calendar year bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section this 4.3 hereof to be performed after such termination.

          (f) Tenant shall have the right to contest the Property Taxes, at Tenant's cost and expense. Upon final determination of any contest relating to the Property Taxes, Tenant shall immediately reimburse Landlord for all Property Taxes.

          4.4 LATE PAYMENT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within ten (10) days after such installment is due, Tenant shall immediately pay to Landlord, in addition to such rent, a late charge equal to five percent (5%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair reimbursement to Landlord. In no event shall such late charge be deemed to grant Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease when due, including the right to terminate this Lease and recover all damages from Tenant.

          4.5 TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost of value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any rent, taxes and insurance payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, taxes and insurance, (c) possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Section 4.5 shall be deemed to be, and shall be paid as, additional rent. Tenant shall pay directly, prior to delinquency, any personal property taxes assessed with respect to Tenant's trade fixtures and personal property.

          4.6 RENT PAYMENT ADDRESS. Tenant shall pay all Base Rent under Section
4.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all additional rent under Section 4.1 hereof to Landlord on or before the date it is due. Tenant shall pay all rent to Landlord when due without notice, demand, deduction, abatement or offset, except as expressly provided herein, in lawful money of the United States of America, at the address for the payment of rent specified in the BASIC LEASE INFORMATION, or to such other person or at such other place as Landlord may from time to time designate in writing.

          4.7 PROPERTY TAXES. For purposes of this Lease, "Property Taxes" shall mean taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Property or any part thereof or any personal property used in connection with the Property, which are attributable to the Property during the term of this Lease (collectively, the "Property Taxes"). Property Taxes shall not include any of the following:

                   (i) Any state, federal, personal or corporate net income taxes (measured by the income of Landlord from all sources or from sources other than solely rent);

                   (ii)  Any estate or inheritance taxes; and

                   (iii) Any franchise taxes.

          4.8 INSURANCE COSTS. For purposes of this Lease, "Insurance Costs" shall mean all premiums and other charges for all property, earthquake, flood, loss of rental income, business interruption, liability and other insurance relating to the Property carried by Landlord, including the insurance required under Section 9.5 hereof.

                                    ARTICLE 5

                               USE OF THE PREMISES

          5.1 PERMITTED USE. The Premises shall be used only for the Permitted Use of the Premises specified in the BASIC LEASE INFORMATION. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything that is prohibited by or will conflict with any law, ordinance, rule, regulation or order now in force or that may hereafter be enacted, or that is prohibited by any insurance policy carried by Landlord for the Premises, or will in any way increase the existing rate of (unless Tenant agrees to pay such increase), or disallow any fire rating or sprinkler credit, or cause a cancellation of, or affect, any insurance for the Premises. If Tenant causes any increase in the premium for any insurance covering the Premises carried by Landlord, Tenant shall pay to Landlord, on written demand as additional rent, the entire amount of such increase. Tenant shall not do or permit anything to be done in or about the Premises that will in any way unreasonably obstruct or unreasonably interfere with the rights of Landlord or any other tenant. Tenant shall not use or allow the Premises to be used for any unlawful activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not install any signs on the Premises without the written consent of Landlord, except that Tenant shall have the right to install a monument sign and a sign on the building, containing Tenant's name on Tenant's customary logo format subject to statutes including zoning ordinances, and all recorded private covenants, conditions and restrictions. Tenant shall, at Tenant's expense, remove all such signs prior to or upon termination of this Lease and repair any damage caused by the installation or removal of such signs.

          5.2 RULES AND REGULATIONS. Tenant shall faithfully observe and fully comply with all reasonable, non-discriminatory rules and regulations ("Rules and Regulations") from time to time made in writing by Landlord for the safety, care, use and cleanliness of the

Property and the preservation of good order therein. If there is any conflict, this Lease shall prevail over the Rules and Regulations.

                                    ARTICLE 6

                             UTILITIES AND SERVICES

          6.1 TENANT'S RESPONSIBILITIES. Tenant shall pay, directly to the appropriate supplier before delinquency, for all electricity, water, gas, heat, light, power, telephone, sewer, refuse disposal and other utilities and services supplied to the Premises, together with all taxes, assessments, surcharges and similar expenses relating to such utilities and services. Tenant shall furnish, at its cost and expense, the Premises with all telephone service, window washing, security service, janitor, scavenger and disposal services, and other services required by Tenant for the use of the Premises permitted by this Lease. Tenant shall furnish, at its cost and expense all electric light bulbs and tubes and restroom supplies used in the Premises. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated (except as provided in Section 6.2 hereof) or a constructive or other eviction be deemed to have occurred by reason of, any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any resource or form of energy or other service serving the Premises or the Property, whether such results from mandatory restrictions or voluntary compliance with guidelines.

          6.2 ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof for three (3) consecutive business days or ten (10) days in any twelve (12) month period ("Eligibility Period") as a result of any damage or destruction to the Premises which is not caused by Tenant or any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by the Lease which is not caused by Tenant, that materially interferes with Tenant's use of the Premises, or any failure to provide access to the Premises or because of an eminent domain proceeding or because of the presence of Hazardous Materials in, on or around the Premises or the Property which is not caused by Tenant that could, in Tenant's reasonable business judgment, pose a health risk to occupants of the Premises then Tenant's rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or

Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild, if any, to install its property, furniture, fixtures, and equipment and to move in over one (1) weekend. To the extent Tenant is entitled to abatement because of an event covered by Sections 15.1 or 14.1, then the Eligibility Period shall not be applicable. If a dispute arises between Landlord and Tenant pursuant to this section, Landlord and Tenant shall meet and attempt in good faith to resolve such dispute. If after such meeting, Landlord and Tenant do not reach a resolution, either party may invite arbitration proceedings in accordance with
Section 19.10 by giving the other party written notice thereof.

                                    ARTICLE 7

                             MAINTENANCE AND REPAIRS

          7.1 QUALITY OF CONSTRUCTION - STANDARD FOR MAINTENANCE, REPAIRS AND OPERATION. Landlord hereby warrants to Tenant that the Property and the Premises to be constructed by Landlord or Landlord's contractor will be constructed and operated in a first-class manner, free of all asbestos containing materials ("ACM") and in full compliance with all governmental regulations, ordinances, and laws existing at the time of construction, including, but limited to, laws pertaining to disabled access and Environmental Requirements (as hereinafter defined) and all regulations and/or restrictions relating to the industrial center in which the Premises is located (collectively, the "Applicable Laws"). All warranties made by Landlord's contractor or any subcontractor with respect to the construction performed on the Property and/or Premises shall be made to Tenant and Landlord. Landlord will be fully responsible for making all alterations and repairs to the Property and the Premises, at Landlord's sole cost and expense, (i) required in order to comply with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 ET SEQ., as amended ("ADA"), (ii) required to remove any and all ACM discovered at any time to have existed in the Premises as of the Commencement Date, or (iii) resulting from or necessitated by the failure by Landlord and/or Landlord's contractor to comply with the Applicable Laws, or from Landlord's and/or Landlord's contractor's utilization of Hazardous Materials in violation of Applicable Laws or that pose a health risk to occupants of the Premises. Otherwise, Tenant shall maintain and operate the Property and, subject to Landlord's repair obligations set forth in Section
7.2 below, the Premises, in excellent condition and repair, shall operate, and provide services and security to, the Property, in a first-class manner comparable to other first-class warehouse facilities in the vicinity of the Property.

          7.2 OBLIGATIONS OF LANDLORD. Landlord shall maintain and repair the foundations, the roof and all other structural aspects of the Premises, unless such repair or maintenance is required as a result of Tenant's negligence, in which case Landlord is only required to maintain and repair to the extent the costs of such maintenance and repair are covered by insurance proceeds received by Landlord therefor. Tenant shall give Landlord written notice of the need for any maintenance or repair for which Landlord is responsible, after which Landlord shall have a reasonable opportunity to perform the maintenance or make the repair, but in no event more than twenty-four (24) hours in the event of an emergency and no more than thirty (30) days in other cases, unless Landlord commences such maintenance or repair within such thirty-day period, and thereafter diligently prosecutes such maintenance or repair to completion. If Landlord fails to perform any maintenance or make any repairs for which Landlord is responsible within such time periods, Tenant shall have the right to perform such maintenance or make such repairs at Landlord's expense. Landlord shall reimburse Tenant within fifteen (15) days after receipt of an invoice from Tenant for all expenses incurred by Tenant in performing such maintenance or making such repair, plus interest thereon at the rate of ten percent (10%) per annum ("Interest Rate") from the date incurred to the date paid, and if Landlord fails to do so, Tenant shall have the right to deduct such expenses from the next installment(s) of the rent coming due hereunder. Except as expressly provided in this Lease, Tenant waives its right under any statute to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Except as expressly provided in this Lease, Tenant waives its rights under Arizona Revised Statutes
Section 33-343 with respect to Landlord's obligations for tenantability of the Premises, and Tenant's right to cease paying rent and terminate the Lease. Any damage to any part of the Property for which Landlord is responsible that is caused by the negligence or willful misconduct of Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense, and Tenant shall pay to Landlord, immediately upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord plus interest thereon at the Interest Rate less any amounts of insurance proceeds received by Landlord therefor.

          7.3 OBLIGATIONS OF TENANT. Tenant shall have, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Property and the Premises and every part thereof (except only the parts for which Landlord is expressly made responsible under this Lease) and all equipment, fixtures and improvements therein (including windows, glass, plate glass, doors, special fronts, entries, exterior walls, the interior surfaces of exterior walls, interior walls, floors, dock boards, truck doors, dock bumpers, plumbing fixtures and equipment, heating and air conditioning systems, electrical components and mechanical systems), landscaped areas and parking areas and keep of all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Tenant shall not damage the Premises or disturb the integrity and support provided by any wall. Tenant shall, at Tenant's expense, promptly repair any damage to the Premises caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant. Tenant shall take good care of the Premises and keep the Premises free from dirt, rubbish, waste and debris at all times. Tenant shall not overload the floors in the Premises or exceed the load-bearing capacity of the floors in the Premises, which is 3,000 pounds. Tenant shall, at Tenant's expense, enter into a regularly scheduled preventative maintenance and service contract with a maintenance contractor approved in writing by Landlord for servicing all hot water, heating and air conditioning systems and equipment in the Premises. The maintenance and service contract shall include all services suggested by the equipment manufacturer and shall become effective (and a copy shall be delivered to Landlord) within thirty (30) days after the Commencement Date. Tenant shall, at the end of the term of this Lease, surrender to

Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and casualty damage excepted.

                                    ARTICLE 8

                           ALTERATIONS OF THE PREMISES

          8.1 NO ALTERATIONS BY TENANT. Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Tenant may make alterations, additions or improvements costing less than Five Thousand and 00/100 Dollars ($5,000.00) in the aggregate, without Landlord's consent, provided such alterations, additions or improvements will not materially adversely affect the structural, exterior or roof elements of the Premises or the mechanical, electrical plumbing or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. All alterations, additions and improvements (except improvements made pursuant to Exhibit "B", if any) in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:

                   (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not materially adversely affect any systems, components or elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant shall pay all costs, including the fees and expenses of the architect(s) and engineer(s), in preparing such plans and specifications.

                   (b) Landlord shall notify Tenant within five (5) days of
                  Landlord's receipt of Tenant's request in writing whether Landlord approves, or disapproves, such plans and specifications, Landlord shall describe in writing the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval.

                   (c) All subsequent changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such changes in such approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing within five (5) days of Landlord's receipt of the revised plans and specifications whether Landlord approves, or disapproves, such changes and, if Landlord disapproves such change, Landlord shall describe in writing the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

                   (d) Tenant shall obtain and comply with all building permits and other governmental permits and approvals required in connection with the work. Tenant shall, through Tenant's contractor, perform the work substantially in accordance with
                  (i) the plans and specifications approved in writing by Landlord, (ii) the permits obtained by Tenant, and (iii) all applicable codes, laws, ordinances, rules and regulations. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, except to the extent that the same results from a breach by Landlord of its obligations under this Lease or from Landlord's gross negligence or willful misconduct.

                   (e) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date. Tenant shall keep the Premises free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based; provided however, that the Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens.

                   (f) Landlord shall, at the time Tenant requests Landlord's consent to any alterations, addition or improvement, inform Tenant in writing whether Landlord will require the removal of the alteration, addition or improvement in question at the expiration or earlier termination of this Lease. If Landlord's consent is not required, Landlord shall have the right to provide to Tenant a written statement as to whether Landlord will require the removal of the alteration, addition or improvement in question at the expiration or earlier termination of this Lease.

          8.2 LANDLORD'S PROPERTY. Except as otherwise agreed by the parties, all alterations, additions, fixtures and improvements made pursuant to Exhibit "B", whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Premises and Landlord's property. All moveable furniture, equipment, trade fixtures, computers, office machines, moveable partitions and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, promptly remove all such moveable furniture, equipment, trade fixtures, computers, office machines, movable partitions and other personal property from the Premises and repair all damage caused by any such removal.

                                    ARTICLE 9

                          INDEMNIFICATION AND INSURANCE

          9.1 LANDLORD'S INDEMNIFICATION. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any defect on the Property in existence on the Commencement Date, or any default in the performance of Landlord's obligations, or any damage to any property or any bodily or personal injury, illness or death of any person occurring in, on or about the Premises or any part thereof, arising at any time, to the extent caused by the negligence or willful misconduct of Landlord. This
Section 9.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

          9.2 TENANT INDEMNIFICATION. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring outside the Premises. This Section 9.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

          9.3 TENANT'S LIABILITY INSURANCE. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability, fire legal liability, and premises operations insurance with a minimum combined single limit in the amount specified in the BASIC LEASE INFORMATION per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, such insurance shall name Landlord and Landlord's mortgagees, if any, as additional insureds, subject to Section 9.6. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and other personal property.

          9.4 WORKER'S COMPENSATION INSURANCE. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in the state in which the Premises are located.

          9.5 PROPERTY INSURANCE. Landlord shall, at all times during the term of this Lease, at Tenant's cost and expense, obtain and keep in force (a) a policy or policies of insurance covering loss or damage to the Property, including the Premises but excluding Tenant's fixture, equipment and tenant improvements paid for by Tenant, in an amount equal to the full replacement value thereof (without deduction for depreciation), as the same may exist from time to time, providing protection against all perils included within the classification of "all risk", as such terms is used in the insurance industry, and specifically including fire, extended coverage, vandalism, malicious mischief, flood and earthquake ( in the event flood and/or earthquake coverage is required by the lender having a lien on the Property), special extended perils, debris removal, and containing the "Replacement Cost Endorsement"; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature; and (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Premises contain plate glass.

          9.6 GENERAL REQUIREMENTS. All insurance required to be maintained by Tenant under this Article 9 may be maintained under blanket policies. All insurance required to be maintained by Tenant under this Article 9 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having a rating in Best's Insurance Guide of at least A-XI. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to insure against claims based on or arising from the negligence or willful misconduct of Landlord or Landlord's mortgagee. All insurance under this Article 9 to be maintained by Tenant shall name Landlord and Landlord's mortgagee, if any, as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord, except for claims based on or arising from the negligence or willful misconduct of Landlord or Landlord's mortgagee. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon written notice to do so any certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this Article 9.

          9.7 WAIVER OF SUBROGATION. Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding worker's compensation) now of hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant.

          9.8 LANDLORD'S LIABILITY INSURANCE. At Landlord's election and expense, Landlord may obtain and keep in force at all times during the term of this Lease comprehensive general liability, fire legal liability and premises operations insurance with a minimum combined single limit in the amount specified in the BASIC LEASE INFORMATION per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Property.

          9.9 EXCULPATION OF MEMBERS. Tenant hereby agrees that members ("Members") of Landlord shall not be personally liable solely as a result of acting as Members of Landlord for injury to Tenant's business, or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in, on or about the Premises or Property or for any other loss or consequential damage of any nature whatsoever, nor shall the Members be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether damage or injury is caused by results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning, life safety, mechanical and/or electrical systems, or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising on the Premises or from other sources or places where the resulting damage or injury occurs on or about the Premises, and regardless of whether the cause of such damage or injury, or the means of repairing the same is inaccessible to Tenant. Notwithstanding the foregoing, this Section 9.9 shall have no effect if such damage or injury is caused by the gross negligence or willful misconduct of the Members.

                                   ARTICLE 10

                       COMPLIANCE WITH LEGAL REQUIREMENTS

          10.1 COMPLY WITH LAW. Unless this Lease otherwise allocates the responsibility for compliance to Landlord, Tenant shall at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or that may hereafter be in force, with all other requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use of occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes or changes costing in excess of Ten Thousand and 00/100 Dollars ($10,000) cumulatively, unless such changes are related to or required by Tenant's acts or unique use of the Premises or by improvements made by or for Tenant.

                                   ARTICLE 112

                             ASSIGNMENT OR SUBLEASE

          11.1 PROHIBITION. Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease at any time, or sublease all or part of the Premises, without Landlord's prior written consent, to any entity that acquires all or part of Tenant, or that is acquired in whole or in part by Tenant, or that is controlled directly or indirectly by Tenant, or that controls, directly or indirectly, Tenant ("Affiliate"), or that owns or is owned by an Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations or restrictions of this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the sublease and that Landlord will have the right to enforce such covenants directly against assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases, regardless whether such assignment requires the consent of Landlord, remain liable for the performance by any assignee or subtenant of all such covenants.

          11.2 LANDLORD'S CONSENT OR TERMINATION. If Tenant wishes to assign this Lease or sublease all or any part of the Premises and Tenant is required to obtain Landlord's consent pursuant to Section 11.1, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) or the intended assignment or sublease (including true copies thereof) as Landlord requests. For a period of twenty (20) days after such written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, to consent in writing to the intended assignment or sublease, unless Landlord determines not to consent. If Landlord objects to such assignment or sublease, Landlord shall notify Tenant in writing of the basis for Landlord's objection. Without limiting any other provision of this Article 11, Landlord's criteria for determining whether to consent to an assignment or sublease proposed by Tenant shall not be more stringent than the criteria Landlord is obligated to or would apply if another large creditworthy tenant of the Property was requesting such consent. If Landlord does not deliver notice of Landlord's consent or refusal to consent to Tenant within such twenty (20) day period, Landlord shall be deemed to have consented to such assignment or sublease.

          11.3 COMPLETION. If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth on the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid until an executed duplicate original of such assignment or sublease, in compliance with Section 11.1 hereof has been delivered to Landlord; and (c) Tenant reaffirms in writing its continued liability for the performance by an assignee or subtenant of all of the covenants to be performed by Tenant under the Lease.

          11.4 TENANT NOT RELEASED. No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. No assignments or sublease shall amend or modify this Lease in any respect, and every assignment and sublease shall be subject and subordinate to this Lease. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant, provided such costs and expenses do not exceed Five Hundred and 00/100 Dollars ($500.00). If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

                                   ARTICLE 12

                                ENTRY BY LANDLORD

          12.1 ENTRY. Landlord shall have the right to enter the Premises at any time during the Business Hours and upon at least twenty-four (24) hours' prior notice (except in the event of an emergency, in which case no prior notice shall be required), and at Tenant's option, accompanied at all times during such entry by an employee or representative of Tenant, to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and, and (f) make any repairs to the Premises, or to make any repairs to utility services, provided all such work shall be done promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purposes of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with three (3) days' written notice of the specific date and time of such Landlord inspection. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry, except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord shall have the right to use any and all means that Landlord may deem reasonably necessary to open all doors in, or about the Premises (excluding Tenant's vaults, safes and other Secured Areas designated in writing by Tenant) in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any such means shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual on constructive, of Tenant from the Premises or any portion thereof.

                                   ARTICLE 13

                          EVENT OF DEFAULT AND REMEDIES

          13.1 DEFAULT BY TENANT. The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by
Tenant:

                   (a) Tenant fails to pay Base Rent, or any additional monthly rent under Section 4.1 hereof, or any additional rent or other amount of money or charge payable by Tenant hereunder as and when such rent becomes due and payable and such failure continues for more than ten (10) days after such rent or other amount of money or charge is due; or

                   (b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

                   (c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property; or

                   (d) Without consent by Tenant, a court or government
                  authority enters an order, and such order is not vacated within sixty (60) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

                   (e) This Lease or any estate of Tenant hereunder is levied under any attachment or execution and such attachment or execution is not vacated within sixty (60) days; or

                   (f) Tenant vacates or abandons the Property at any time prior to the expiration or earlier termination of this Lease except as permitted under the Lease.

          13.2 TERMINATION. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the full and immediate right to possession of the Premises, and Landlord shall have the right to recover from Tenant all unpaid rent that had been earned at the time of termination, the present value of all unpaid rent for the balance of the term of this Lease after termination less the amount of such rental loss that Tenant proves could have been reasonably avoided, and all the detriment caused by Tenant's failure to perform all of Tenant's obligations under this Lease, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, the cost of necessary repair, renovation and alteration of the Premises and any real estate commissions actually paid.

          13.3 CONTINUATION. If an Event of Default occurs, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

          13.4 REMEDIES CUMULATIVE. Upon the occurrence of an Event of Default, Landlord shall the right to exercise and enforce all rights and remedies granted or permitted by law. The remedies provided for in this Lease are cumulative and in addition to all other remedies available to Landlord at law or equity by statute or otherwise. Exercise by Landlord of any remedy shall not be deemed to be an acceptance or surrender of the Property by Tenant, either by agreement or by operation of law. Surrender of the Property can be affected only by the written agreement of Landlord and Tenant.

          13.5 TENANT'S PRIMARY DUTY. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent, except as expressly provided herein. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease after notice and the passage of any applicable cure period, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and Tenant shall pay the same to Landlord on written demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate.

          13.6 ABANDONED PROPERTY. If Tenant is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises for more than thirty (30) days after Tenant is dispossessed of the Premises shall, at the option of Landlord, be deemed to be abandoned and become the property of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

          13.7 LANDLORD DEFAULT. If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default, or, if such default cannot be cured within thirty (30) days, such additional period of time as is reasonably necessary to effectuate such cure, provided Landlord diligently and with dispatch pursues the cure to completion. If Landlord fails to cure any such default within the time periods specified herein, Tenant shall have the right to take all actions reasonably necessary to cure such default, at Landlord's expense. Landlord shall reimburse Tenant within fifteen (15) days after receipt of an invoice from Tenant for all expenses incurred by Tenant in curing such default, plus interest thereon at the Interest Rate from the date incurred to the date paid, and if Landlord fails to do so, Tenant shall have the right to deduct such expenses from the next installment(s) of rent coming due hereunder.

                                   ARTICLE 14

                              DAMAGE OR DESTRUCTION

          14.1 RESTORATION. If the Property or Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to Section 14.2 hereof, Landlord shall repair such damage and restore the Property and the Premises to substantially the same condition in which the Property and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this Section 14.1, remain in full force and effect. If such fire or other casualty damages the Premises or an area of the Property necessary for Tenant's use and occupancy of the Premises, then, during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in

Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property.

          14.2 TERMINATION OF LEASE. If the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or casualty occurs during the last twelve
(12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with Section 14.1 hereof cannot, as reasonably estimated by Landlord, by completed within four (4) months after the occurrence of such fire or other casualty, or (b) the repair and restoration work to be performed by Landlord in accordance with Section 14.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, either Tenant or Landlord shall have the right, by giving written notice to the other party within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such casualty. Landlord shall also have the right to terminate if the Premises is destroyed by an event for which Landlord is not required by this Lease to maintain insurance (exclusive of any deductible). If neither Landlord or Tenant exercises the right to terminate this Lease in accordance with this Section 14.2, Landlord shall repair such damage and restore the Premises in accordance with Section 14.1 hereof and this Lease shall, subject to Section 14.1 hereof, remain in full force and effect. A total destruction of the Premises shall automatically terminate this Lease effective as of the date of such total destruction.

                                   ARTICLE 15

                                 EMINENT DOMAIN

          15.1 CONDEMNATION. Landlord shall have the right to terminate this Lease if any part (but less than all) of the Premises or any substantial part of the Property (whether or not it includes the Premises) is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease. Tenant shall have the right to terminate this Lease if any portion of the Premises or the Property is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease and the remaining portion of the Property is not reasonably suitable for Tenant's purposes. In each such case, Landlord and Tenant shall exercise such termination right by giving written notice to the other within thirty (30) days after the date of such taking. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 15.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this Section 15.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in force and effect as to the portion of the Premises not so taken, Landlord shall restore the Premises to as near the same condition as the Premises was in prior to the taking, and the Base Rent shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

          15.2 AWARD. If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this Section 15.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed by Tenant in the portion of the Premises so taken, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, for removal and relocation expenses and for the value of the leasehold estate created by this Lease and any unexpired term of this Lease; provided, however, such award shall not reduce the compensation otherwise payable to Landlord.

          15.3 DEFINITION OF TAKING. As used herein, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain or voluntary conveyance in lieu thereof and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

                                   ARTICLE 16

                             SUBORDINATION AND SALE

          16.1 SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. If Landlord or any mortgagee shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage or deed of trust. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed (except that, at any time when Event of Default by Tenant exists under this Lease, any person who acquires Landlord's interest hereunder shall have all of the rights and remedies provided under Article 13), and Tenant shall attorn to the person who acquires the Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Landlord shall provide Tenant with, and the effectiveness of this
Section 16.1 is conditioned on Landlord's delivering to Tenant, a nondisturbance agreement conforming to the provisions of this Section 16.1, in the form attached hereto as Exhibit "D" and by this reference incorporated herein, from all current and future mortgagees, beneficiaries and ground lessors of Landlord.

          16.2 SALE OF THE PROPERTY. If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner, provided such new owner has assumed in writing all obligations of the original Landlord under this Lease. Tenant agrees to attorn to such new owner.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATE

          17.1 REQUIRED CERTIFICATION. At any time and from time to time, Tenant shall, within fifteen (15) days after written request by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit "E" and by this reference incorporated herein, certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to default specified in such certificate; and (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof. If Tenant does not deliver such certificate to Landlord within such fifteen (15) day period, Tenant shall be estopped from making any claims to the contrary that: (a) this Lease is unmodified and in full force and effect; (b) the Commencement Date, the Expiration Date and the date to which rent has been paid all are as set forth on the estoppel certificate; (c) Tenant has not received any notice of default by Tenant under this Lease that has not been cured; and (d) Landlord is not in default under this Lease. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as are set forth in the estoppel certificate described above, except such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant or Tenant's lender, assignee or sublessee, rather than from Tenant to Landlord or to Lender's lender or purchaser. In the event Landlord or Tenant requests that the other party hereto execute an estoppel certificate, the requesting party shall reimburse the other party for all direct costs and reasonable expenses incurred by the other party in reviewing, negotiating and executing such estoppel certificate, provided such costs and expenses do not exceed Five Hundred and 00/100 Dollars ($500.00) per request.

                                   ARTICLE 18

                                     NOTICES

          18.1 METHOD. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified mail with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed as follows: To Landlord at the address of Landlord specified in the BASIC LEASE INFORMATION, or at such other place as Landlord may from time to time designate in a written notice to Tenant; and to Tenant at the address of Tenant specified in the BASIC LEASE INFORMATION, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such request, approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party.

                                   ARTICLE 19

                                  MISCELLANEOUS

          19.1 GENERAL. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and shall include, as appropriate, each of their employees, officers, agents, contractors, invitees and licensees. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. This Lease shall benefit and bind Landlord and Tenant and the permitted personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force an effect. Neither Landlord nor Tenant shall record this Lease or any memorandum or short form of it, without the other party's consent. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located.

          19.2 NO WAIVER. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease.

          19.3 ATTORNEY'S FEES. If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

          19.4 EXHIBITS. Exhibit "A" (Plan(s) Outlining the Premises and Property), Exhibit "B" (Work Letter), Exhibit "C" (Memorandum Confirming Term), Exhibit "D" (Subordination, Non-Disturbance and Attornment Agreement) and Exhibit "E" (Estoppel Certificate) are attached hereto and made a part of this Lease.

          19.5 BROKERS. Landlord shall pay all fees and expenses of the real estate brokers specified in the BASIC LEASE INFORMATION ("Brokers"), pursuant to a separate agreement between Landlord and Brokers. Each of Landlord and Tenant warrants and represents to the other party that Landlord or Tenant, as the case may be, has negotiated this Lease directly with the Brokers and has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker other than Brokers to act for Landlord or Tenant, as the case may be, in connection with this Lease.

          19.6 ENTIRE AGREEMENT. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord or Tenant with respect to the subject matter of this Lease and the Premises. There are no commitments, representations or assurances between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any commitments, representations or assurances is solely upon commitments, representations and assurances expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an agreement in writing signed by Landlord and Tenant.

          19.7 DUTY TO ACT REASONABLY. Any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed, unless expressly provided otherwise herein. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action that might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under this Lease.

          19.8 DAYS. All references herein to less than "ten (10) days" shall mean business days, and all references to "notice" shall mean written notice given in compliance with Section 18.1. All references in the Lease to "month" or "months" shall be deemed to include the actual number of days in such actual month or months.

          19.9 COUNTERPARTS. This Lease may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

          19.10 ARBITRATION. The initiation of arbitration proceedings pursuant to Section 6.2 shall be with the American Arbitration Association under the Commercial Arbitration Rules of the American Arbitration Association. The decision of the Arbitrator shall be final and binding on the parties and enforceable in a court of competent jurisdiction. The parties shall bear their respective attorneys' fees and costs in connection with such arbitration, except as the Arbitrator shall otherwise determine, and each such party shall bear one-half (1/2) of the fees and expenses of the Arbitrator and of the American Arbitration Association in connection with such arbitration.

                                   ARTICLE 20

                               HAZARDOUS MATERIALS

          20.1 DEFINITION OF HAZARDOUS MATERIALS. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, or any pollutant or contaminate, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903),
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic natural gas usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyls, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and (xii) chemicals which may cause cancer or reproductive toxicity.

          20.2 DEFINITION OF ENVIRONMENTAL REQUIREMENTS. As used herein, the term "Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereinafter be in force relating to protection of human health or the environment from Hazardous Material, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Material.

          20.3 PROHIBITED ACTIVITIES. Tenant shall not directly or indirectly permit or conduct the handling, use, deposit, generation, treatment, storage or disposal in, on or about the Premises or Property of any Hazardous Material in excess of permitted levels or reportable quantities under applicable Environmental Requirements without prior written notice to Landlord. Any such handling, use, deposit, generation, treatment, storage or disposal of any Hazardous Material permitted by Landlord hereunder shall be in compliance with all Environmental Requirements.

          20.4 NOTICE OF VIOLATIONS. Tenant shall, within five (5) days after Tenant's receipt thereof, give written notice to Landlord of any notice or other communication regarding any (a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction relating to any of the foregoing.

          20.5 TENANT INDEMNIFICATION. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of Hazardous Material brought in or on the Property by Tenant or the actual or threatened migration on or after the Commencement Date of Hazardous Material from the Property as a result of contamination caused by Tenant or the existence on or after the Commencement Date of a violation of Environmental Requirements by Tenant with respect to the Property. Notwithstanding the foregoing, Tenant shall not be required to indemnify, defend or hold harmless Landlord with respect to Hazardous Materials brought or migrating onto the Property or for violations of Environmental Requirements with respect to the Property, unless Tenant is responsible for bringing the Hazardous Materials onto the Property, for causing the migration or for the violation of Environmental Requirements. To the extent Tenant has an indemnification obligation under this Section 20.5, Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any Hazardous Material in or on the Property on or after the Commencement Date or to remedy the actual or threatened migration from the Property of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This
Section 20.5 shall survive termination of this Lease.

          20.6 LANDLORD INDEMNIFICATION. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence prior to the Commencement Date of Hazardous Materials brought in, on or, under the Property by Landlord or the actual or threatened migration prior to the Commencement Date of Hazardous Materials from the Property as a result of contamination caused by Landlord or the existence prior to the Commencement Date of a violation of Environmental Requirements by Landlord with respect to the Property.

Notwithstanding the foregoing, Landlord shall not be required to indemnify, defend or hold harmless Tenant with respect Hazardous Materials brought or migrating onto the Property or for violations of Environmental Requirements with respect to the Property, unless Landlord is responsible for bringing the Hazardous Materials on to the Property, for causing the migration or for the violation of Environmental Requirements. To the extent Landlord has an indemnification obligation under this Section 20.6, Landlord shall, to the reasonable satisfaction of Tenant, perform all remedial actions necessary to remove any Hazardous Material in or on the Property or to remedy actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This Section 20.6 shall survive termination of this Lease.

          20.7 PERMITTED ACTIVITIES. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall be permitted to store and use on the Premises from time to time certain Hazardous Material whose nature and quantities are customary in connection with the permitted uses of the Premises (and in connection with any permitted Alterations performed by Tenant), and that Tenant shall not be required to provide Landlord with specific notice of any storage or use; provided that Tenant shall at all times comply with all Environmental Requirements pertaining to any such Hazardous Material.

                                   ARTICLE 21

                             FAIR MARKET RENTAL RATE

          21.1 DETERMINATION OF FAIR MARKET RENTAL RATE. For the proposes of the Lease the term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that is in effect for comparable period of time ("Comparable Transactions") at the Property, or if there are not a sufficient number of Comparable Transactions at the Property, what a comparable landlord of a first-class industry facility with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, that would be payable by Landlord in similar transactions, length of the Lease term, size and location of the premises being leased, building standard work and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant shall obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make and receive the same economic payments and concessions that Landlord would otherwise make and receive in Comparable Transactions. If, for example, after applying the criteria set forth above, Comparable Transactions provide a new tenant with comparable space at Thirty-

Two and 00/100 Dollars ($32.00) per rentable square foot, with a current base year, three (3) months at no rent to construct improvements, four (4) months' free rent, Fifty and 00/100 Dollars ($50.00) per usable square foot tenant improvement allowance, a brokerage commission of Fifty Thousand and 00/100 Dollars ($50,000.00), and certain other generally applicable economic terms, the Fair Market Rental Rate for Tenant shall not be Thirty-Two and 00/100 Dollars ($32.00) per rentable square foot only, but shall be the equivalent of Thirty-Two and 00/100 Dollars ($32.00) per rentable square foot, the same base year, three (3) months at no rent to construct improvements or three (3) months' additional free rent in lieu of such construction, an additional four (4) months' free rent, Fifty and 00/100 Dollars ($50.00) per usable square foot tenant improvement allowance or payment in lieu of such allowance, a payment to Tenant's then broker of a Fifty Thousand and 00/100 Dollars ($50,000.00) brokerage commission (or if Tenant is not then represented by a broker, Tenant shall receive a rent credit on the amount of the brokerage commission that Landlord would have otherwise been required to pay) and such other generally applicable economic terms.

         Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty (20) days) after Tenant provides the notice to Landlord exercising Tenant's extension option(s). Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so elect in writing within Tenant's Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Landlord.

         In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Rate that triggers the negotiation period, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days "(Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Landlord to so elect in writing within Landlord's Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Tenant.

         If the final determination of the Fair Market Rental Rate has not been made prior to the date on which Tenant's obligation to pay rent during the renewal term commences, then, from such date until the date the final determination is made ("Interim Period"), Tenant shall pay estimated rent for the Premises at the rate applicable to the Premises during the month immediately preceding such rent commencement date. Once the final determination of the Fair Market Rental Rate has been made, if the rent payable by Tenant for the Premises pursuant to the Fair Market Rental Rate exceeds the rent paid by Tenant during the Interim Period, Tenant shall pay the excess to Landlord concurrently with its next installment of Base Rent, and, if the rent paid by Tenant during the Interim Period exceeds the rent payable by Tenant for the Premises pursuant to the Fair Market Rental Rate, then Landlord shall credit the excess against the Base Rent or additional rent next coming due under the Lease.

         (a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within five (5) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of industrial properties in the vicinity of the Property. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Article 21. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines necessary. In addition, Landlord and Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

         (b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate by choosing the submitted Fair Market Rental Rate that is closest to the actual Fair Market Rental for the Premises as determined by the arbitrator, and shall notify the Landlord and Tenant of such decision.

         (c) The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

         (d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then appointment of the arbitrator shall be made by the Presiding Judge of the Maricopa County Superior Court, or if he or she refuses to act, by any judge having jurisdiction over the parties.

         (e) The cost of arbitration shall be paid by Landlord and Tenant equally.

         In the event that Tenant objects to the Fair Marker Rental Rate as determined by the arbitration provision specified above, Tenant may elect to rescind its extension option election notice at any time within sixty (60) days following the establishment of the Fair Market Rental Rate as determined by such arbitration. In the event Tenant elects to terminate the Lease, Tenant shall reimburse Landlord for its reasonable attorneys' fees and reasonable costs associated with such arbitration.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the date first hereinabove written.

OMB DEVELOPMENT I, L.L.C,                                RADYNE CORP.,

an Arizona limited liability company                     a New York corporation

By:  /s/ Harold H. Benware                               By: /s/ R.C. Fitting
    ---------------------------                              ------------------
Its: Manager                                             Its: President